[LETTERHEAD OF QUEENS COUNTY BANCORP, INC.]                         news release

Release Date: November 10, 1999                  Contact: Ilene A. Angarola
                                                          Vice President
                                                          Investor Relations
                                                          718-359-6401, ext. 275

           QUEENS COUNTY BANCORP SETS DATE OF YEAR 2000 ANNUAL MEETING

Flushing, New York, November 10, 1999 - Queens County Bancorp, Inc. (Nasdaq:
QCSB) today announced that April 19, 2000 has been established as the date of its Annual Meeting of Shareholders. The meeting will commence at 10:00 a.m., Eastern Standard Time, and will be held at the Sheraton LaGuardia East Hotel in Flushing, New York.

The date of record for voting at the Annual Meeting will be March 3, 2000; proxy materials will be mailed, together with the Company's 1999 Annual Report to Shareholders, on or about March 17, 2000.

Queens County Bancorp is the holding company for Queens County Savings Bank, the first savings bank chartered by the State of New York in the New York City Borough of Queens. The Bank gathers deposits from its customers in Queens and Nassau County and invests these funds in the origination of residential mortgage loans throughout metropolitan New York. At September 30, 1999, the Company had assets of $2.0 billion, deposits of $1.1 billion, and a book value of $7.62 per share. Additional information about the Company's financial performance may be found at www.qcsb.com.

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